Exhibit 99.1

Wed. October 28, 2020 4:30pm Eastern

Air Industries Will Report Its Financial Results for the Third Quarter Ended September 30, 2020 on Thursday October 29, 2020 at 4:30PM Eastern Time

Bay Shore, NY -- (Business Wire) – October 28, 2020 – Air Industries Group (NYSE AMEX: AIRI):

Air Industries will release its financial results for the three and nine months ended September 30, 2020 after the market closes, at approximately 4:30 pm on Thursday October 29, 2020.

The Company will also host a conference call for investors on Friday October 30, 2020 at 8:30 am, Eastern Time.

Investor Conference Call

Management will host a conference call on Friday, October 30, 2020 at 08:30AM Eastern

Conference Toll-Free Number 800-309-1256

Passcode – 873-348

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors.

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts

Air Industries Group

Investor Relations

631.968.5000

ir@airindustriesgroup.com